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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Westwood Group, Inc.
Revere, Massachusetts

We hereby consent to the incorporation by reference in Registration Statement No. 33-312933 on Form S-8 of our audit report dated March 5, 2004 (except for the matter discussed in Note 14, which is as of March 26, 2004), relating to the consolidated financial statements of The Westwood Group, which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ BDO Seidman, LLP

Boston, Massachusetts

April 14, 2004